EXHIBIT 10.41


                       RESTRICTED STOCK PURCHASE AGREEMENT

         This Agreement made this ___ day of ________, 20__, by and between LeCroy Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and the individual identified below, residing at the address there set out (the "Executive").

                          W I T N E S S E T H   T H A T:

         WHEREAS, Executive's association with the Company is considered by the Company to be important for its growth; and

         WHEREAS, the Company desires to sell to Executive, and Executive desires to purchase from the Company, shares of the Company's Common Stock, par value $.01 per share, pursuant to the Company's Amended and Restated 1993 Stock Incentive Plan (the "Plan") and otherwise according to the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.  ISSUANCE OF STOCK

         1.1. The Company hereby agrees to sell to Executive and Executive hereby agrees to purchase an aggregate of _____________________________ (______)
shares of Stock at a price of $.01 per share ($.01) per share.

         1.2. The above purchase price shall be paid to the Company by delivery to the Company contemporaneous with the execution of this Agreement of Executive's check in the amount thereof.

         1.3. Upon receipt by the Company of the purchase price and a copy of this Agreement duly executed and completed by the Executive, the Company shall issue in the name of Executive duly executed certificates evidencing the shares granted endorsed with the legend Section 8.3 below. Certificates evidencing Restricted Shares shall be held in escrow as hereinafter provided.

2.  RESTRICTION ON TRANSFER

         2.1. Subject to the remaining provisions of this Section and except for the escrow described in Section 6, none of the Restricted Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way at any time (including, without limitation, by operation of law) other than (i) to the Company or its assignees or (ii), to any other person on (but only upon) death by will, bequest or operation of law (a "Permitted Transferee").

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         2.2. All Permitted Transferees of Restricted Shares or any interest therein shall be required as a condition of such transfer to agree in writing, in form satisfactory to the Company, that they shall receive and hold such Shares or interest subject to the provisions of this Agreement, including, without limitation, the Repurchase Right and the Stockholders Agreement. Any sale, transfer, assignment, pledge, encumbrance or other disposition of the Restricted Shares other than in accordance with this Section shall be void. The Company shall not be required (i) to transfer on its books any Restricted Shares sold, transferred or otherwise disposed of in violation of this Section or (ii) to treat as owner of any Restricted Shares, to accord the right to vote Restricted Shares to, or to pay dividends in respect of Restricted Shares to, any person purporting to have acquired Restricted Shares or any beneficial interest therein unless such Restricted Shares or interest were acquired in compliance with the provisions of this Section.

3.  REPURCHASE RIGHT AS TO RESTRICTED SHARES

         3.1. As of the Executive's Termination Date, the Company shall have an irrevocable, exclusive right, but not any obligation, to reacquire from the Executive or any Related Person all, or any portion, of the Restricted Shares as of such Date at the original purchase price per share set out in Section 1 (subject to adjustment as provided in Section 4 below). The Company may exercise its Repurchase Right at any time within ninety (90) days after the Executive's Termination Date by written notice to Executive or any Permitted Transferee holding such Restricted Shares (with a copy to the Escrow Holder referred to in Section 5 below) and, at the Company's option, (i) by delivery with such notice of a check in the amount of the purchase price for the Shares being repurchased, or (ii) by cancellation of an amount of Executive's indebtedness to the Company equal to the purchase price for the Shares being repurchased, or (iii) by a combination of (i) and (ii) such that the combined payment and cancellation of indebtedness equals such repurchase price. Upon delivery of such notice and the payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being reacquired and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being reacquired by the Company.

         3.2. Whenever the Company shall have the right to exercise the Repurchase Right, the Company may designate and assign to one or more employees, officers, directors or shareholders of the Company or other persons or organizations its right to exercise all or a part of such Right.

         3.3. The Acquired Shares shall be released from the Company's Repurchase Right in accordance with the provisions of Schedule A attached hereto. Unless otherwise expressly provided on such Schedule A, no Acquired Shares shall be released from the Company's Repurchase Right following the Executive's Termination Date. All Restricted Shares shall become Vested Shares following the expiration of the period within which the Company may exercise the Repurchase Right, but only to the extent the Company has not elected to exercise such Right.

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4.  ADJUSTMENT FOR STOCK SPLITS, ETC.

         In the event the shares of Stock or other capital stock of the Company shall be subdivided or combined into a greater or smaller number of shares, the Company shall pay any stock dividend or make any other issuance of shares of capital stock in respect of Stock or, upon a merger, consolidation, reorganization, split-up, combination, or recapitalization or the like of the Company, the shares of Stock or other capital stock granted hereunder shall be exchanged for other securities of the Company or of another corporation, all references under this Agreement to Acquired Shares, Vested Shares, or Restricted Shares, or to Stock, and the original purchase price per share (for purposes of determining the amount required to be paid by the Company to exercise its Repurchase Right) shall be appropriately adjusted or revised to reflect such capital transaction.

5.  ESCROW OF SHARES

        5.1. The Restricted Shares issued under this Agreement shall be held in escrow by the Treasurer of LeCroy Corporation, as escrow holder ("Escrow Holder"), together with a stock assignment executed by Executive, until the expiration of the Company's Repurchase Right.

        5.2. The Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Escrow Holder shall not be personally liable for any act it may do or refrain from doing hereunder as Escrow Holder or as attorney-in-fact for the Executive, provided the Escrow Holder acts or refrains from acting in good faith and in the exercise of its own good judgment, and any act which it does or refrains from doing pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.

        5.3. The Escrow Holder's duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto; provided, however, that the Company may at any time, at its option, elect to terminate this escrow by notice to the Executive and the Escrow Holder.

        5.4. If the Company exercises its Repurchase Right hereunder, the Escrow Holder, upon receipt of written notice of such exercise, shall take all steps necessary to accomplish such transfer, including but not limited to presentment of certificates representing the Shares subject to such repurchase, together with stock powers executed by or in the name of the Executive appropriately completed by the Escrow Holder, to the Company or its transfer agent with irrevocable instructions to register transfer of such Shares into the name of the Company. The Executive hereby appoints the Escrow Holder his or her irrevocable attorney-in-fact to execute in his or her name, acknowledge and deliver all stock powers and other instruments as may be necessary or desirable with respect to the Shares.

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        5.5. When any portion of the Acquired Shares have been released from the Repurchase Right, upon Executive's request the Escrow Holder shall promptly cause a new certificate to be issued for such Shares and shall deliver such certificate to Executive.

        5.6. Subject to the terms hereof, Executive shall have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Repurchase Right, there occurs any corporate or other action giving rise to substituted or additional securities by reason of ownership of the Shares as provided in Section 5 such substituted or additional securities shall be immediately subject to this escrow and deposited with the Escrow Holder.

        5.7. The Escrow Holder may, but need not, submit a memorandum to the Executive and to the Company setting forth action the Escrow Holder intends to take with respect to the escrow and requesting the parties to acknowledge the propriety of such action. If, in any such case, either party fails or refuses to acknowledge the propriety of such action, the Escrow Holder may delay action while seeking the advice of counsel, who may be counsel to the Company, and any action taken in accordance with the written advice of such counsel shall be full protection to the Escrow Holder in respect thereto against any person.

        5.8. It is understood and agreed that should any dispute arise with respect to the delivery, ownership or right of possession of the Shares or other securities held by the Escrow Holder hereunder, the Escrow Holder is authorized and directed to retain in his or her possession without liability to anyone all or any part of said Acquired Shares until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but he or she shall be under no duty whatsoever to institute or defend any such proceedings.

        5.9. The Escrow Holder is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Holder obeys or complies with any such order, judgment or decree, he or she shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        5.10. All reasonable costs, fees and disbursements incurred by the Escrow Holder in connection with the performance of his or her duties hereunder shall be borne by the Company.

        5.11. The Escrow Holder may at any time, upon notice to the Company and the Executive, to resign from his or her or its duties as Escrow Holder. The Escrow Holder also may be removed and replaced at any time by the Company.

        5.12. By signing below, the Escrow Holder becomes a party to this Agreement only for the purposes of this Section 5.

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6.  TAX CONSEQUENCES

        6.1. It is understood by the Company and Executive that the issuance of the Acquired Shares hereunder may be deemed compensatory in purpose and in effect and that, as a result and provided the Executive is an employee of the Company, the Company may be obligated to pay withholding taxes in respect of such Acquired Shares at the time Executive becomes subject to Federal income taxation with respect to the receipt of the Shares hereunder. In the event that at the time the above-said withholding tax obligations arise (i) Executive is no longer in the employ of the Company or (ii) Executive's other cash compensation from the Company is not sufficient to meet the aforesaid withholding tax obligation, Executive hereby agrees to reimburse the Company for all withholding taxes required to be paid in respect of this transaction within thirty (30) days after written request therefor is made to Executive. Such request shall be made at or about the time the Company is required to pay such withholding taxes. In the event the Company determines that it is not obligated to withhold taxes payable by Executive with respect to such of the Shares but that it is later held liable due to any non-payment of taxes on the part of Executive, Executive agrees to indemnify the Company in the amount of any payment made by it in respect of such liability.

        6.2. Executive hereby agrees to deliver to the Company a signed copy of any instrument, letter or other document he or she may execute and file with the Internal Revenue Service evidencing his or her election under Section 83(b)(2) of the Internal Revenue Code of 1986, as amended, to treat his or her receipt of the Acquired Shares as includible in his or her gross income in the year of receipt. Executive shall deliver the said copy of any such instrument of election to the Company within five (5) days after the date on which any such election is required to be made in accordance with the appropriate provisions of the Internal Revenue Code or applicable Regulations thereunder.

7.       COMPLIANCE WITH SECURITIES LAW

         7.1. Without limiting the scope, substance and applicability of any of the other restrictions on the transferability of the Shares that are set forth elsewhere in this Agreement, the Executive agrees, and each Permitted Transferee shall, as a condition of transfer, agree, that none of the Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way (including, without limitation, by operation of law) unless and until (i) such Shares or such beneficial interest, as the case may be, proposed to be sold, transferred, assigned, pledged, encumbered or otherwise disposed of are registered pursuant to an effective registration filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended or (ii) if required by the Company, the Company shall have received an opinion, in form and substance satisfactory to the Company, from the Company's legal counsel to the effect that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

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         7.2. Executive acknowledges and agrees, and each Permitted Transferee shall, as a condition of transfer, acknowledge and agree, that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

         7.3. The Executive hereby agrees, and each Permitted Transferee shall, as a condition of transfer, agree that, at the written request of the Company or any managing underwriter of any underwritten public offering of securities of the Company, the Executive or such Transferee will not, without the prior written consent of the Company or such managing underwriter, sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any Shares during the 180 day period commencing on the effective date of the registration statement relating to such underwritten public offering of securities.

8.  GENERAL PROVISIONS

        8.1. This Agreement shall be governed and enforced in accordance with the terms of the Plan and the laws of the State of Delaware, without regard to the conflict of laws principles thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

        8.2. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way and may only be modified or amended in writing signed by the Company and the Executive and, to the extent Section 5 is affected, the Escrow Holder.

        8.3. The certificates representing the Restricted Shares shall be endorsed with the following legend:

         THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE LECROY CORPORATION AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK PURCHASE AGREEMENT ENTERED INTO BY THE REGISTERED OWNER AND LECROY CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF LECROY CORPORATION, 700 CHESTNUT RIDGE ROAD, CHESTNUT RIDGE, NY 10977.

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        8.4. All notices or communications provided for under this Agreement shall be given in writing and by hand or by registered mail, return receipt requested, postage prepaid, and shall be addressed

                  (i) in the case of Executive, to the his or her address appearing at the end of this Agreement.

                  (ii) in the case of the Company, to the Company at

                  700 Chestnut Ridge Road
                  Chestnut Ridge, NY 10977

                  (iii) in the case of the Escrow Holder, to the Escrow Agent at

                  700 Chestnut Ridge Road
                  Chestnut Ridge, NY 10977
                  Telecopier: 914-578-5989
                  Attention:  Treasurer

                  and, in the event of a notice pursuant to (ii) or (iii), with a copy to:

                  Roger D. Feldman, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110
                  Telecopier: 617-951-8736

         Notices given as hereinabove provided shall be deemed effective upon the earlier of (i) receipt or (ii) five (5) days after deposit in the mails, postage prepaid. Any party hereto may designate a change of address by written notice to the other parties given at least ten (10) days before such change is to become effective for purposes of this Agreement.

        8.5. The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, legal representatives, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Executive or any other person. The rights and obligations of any person other than the Company under this Agreement may only be assigned with the prior written consent of the Company.

        8.6. No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a

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waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

        8.7. If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

        8.8. The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.

        8.9. Executive agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

        8.10. In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in the county in which the Company's headquarters in the State of New York is located, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. Each party hereto, in addition to being entitled to exercise all rights granted by law including recovery of damages (but subject to the remainder of this subsection), will be entitled to specific performance of his, her or its rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

        8.11. Nothing contained in this Agreement shall confer upon the Executive any right with respect to the continuation of his or her employment or other association with the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or otherwise modify the terms and conditions of Executive's employment or association with the Company.

        8.12. This Agreement shall terminate upon the earliest to occur of (i) the date there remain no Restricted Shares, (ii) the voluntary or involuntary liquidation or dissolution of the Company and (iii) the date when the Executive, his or her Permitted Transferees (to whom Acquired Shares were transferred) and their respective executors, administrators or other legal representatives no longer own any Acquired Shares. Termination of this Agreement shall not preclude enforcement of its terms as to actions occurring or events arising while the Agreement remained in effect.

        8.13. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

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9.  DEFINITIONS


         For all purposes of this Agreement, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

         "Acquired Shares" means (i) the shares of Stock acquired by the Executive pursuant to this Agreement and pursuant to any other Award granted the Executive under the Plan, and (ii) any shares of Stock or other securities issued in respect of or in replacement for the shares of Stock described in clause (i), as further described in Section 4 hereof.

         "Acquisition" means an Acquisition of LeCroy Corporation, as defined in the Plan.

         "Board" means the Board of Directors of the Company.

         "Cause" means

                  (i) the willful and continued failure by the Executive, if not cured within thirty (30) days after receipt by the Executive of notice from the Company, to substantially perform his duties and responsibilities with the Company consistent with any Employment Agreement if there is one (other than any such failure resulting from his incapacity due to physical or mental illness);

                  (ii) the willful engaging by the Executive in any act which is materially injurious to the Company, financial or otherwise, if not cured (if curable) within thirty (30) days after receipt by the Executive of notice from the Company;

                  (iii) the conviction of the Executive of a criminal offense involving fraud, dishonesty or other felony; and

                  (iv) the engaging by the Executive in any intentional act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the Executive at the Company's expense, if not cured (if curable) within thirty (30) days after receipt by the Executive of notice from the Company.

         "Escrow Holder" has the meaning assigned such term in Section 5 hereof.

         "Permitted Transferee" has the meaning assigned such term in Section
2.1 hereof.

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         "Repurchase Right" means the right of the Company to reacquire any or all of the Restricted Shares upon the Executive's Termination and certain other events, as provided in Section 3.1.

         "Restricted Shares" means, at the time of reference thereto, that number of the Acquired Shares as shall not have become Vested Shares.

         "Stock" means the Company's Common Stock, par value $.01 per share.

         "Termination" means the voluntary or involuntary termination of the Executive's employment or other association with all of the Company and its subsidiaries and affiliates, for any or no reason whatsoever, including death or disability; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the Executive's reemployment rights, if any, are guaranteed by statute or by contract.

         "Termination Date" means the date of the Executive's Termination, as reasonably fixed and determined by the Company.

         "Vested Shares" means, at the time of reference thereto, that number of Acquired Shares as shall have been released from the Repurchase Right on or prior to such time, if any.

         All other capitalized terms used but not defined herein shall have the respective meaning given such terms in the Plan.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the month, day and year first set forth above.

LECROY CORPORATION



By:   __________________________           ___________________________________
                                           Signature of Executive
Title:__________________________
                                           Executive's Name & Address:

                                           ___________________________________

                                           ___________________________________

                                           ___________________________________




                                           ___________________________________
                                           Signature of Escrow Holder
                                           Treasurer
                                           LeCroy Corporation

                                                                      SCHEDULE A


         This Schedule A provides for the vesting and release from the Company's Repurchase Right set out in the Restricted Stock Purchase Agreement (the "Agreement") to which it is attached of the Acquired Shares thereunder. Capitalized terms not defined herein shall have the same meaning as such terms are assigned under the Agreement.

         1. Release Based on Continued Employment. Thirty Three and One Third percent (33.3%) of the Acquired Shares shall be released from the Company's Repurchase Right and become Vested Shares as of each anniversary of the date hereof.

         2. Release On Certain Events. All of the then Restricted Shares shall be released from the Company's Repurchase Right and become Vested Shares in the event the Executive's Termination is effected by the Company without Cause. All of the then Restricted Shares shall be released from the Company's Repurchase Right and become Vested Shares on an Acquisition (as defined in the Plan).